Exhibit 1.2
Identity and Background of BSAM’s Directors and Officers
To the knowledge of the Reporting Persons, the following represents the names, present principal occupations or employment, and the names, principal businesses and addresses of the employers, of BSAM’s directors and officers.
BSAM’s Directors

	Present Principal		Principal Business
Name	Occupation or Employment	Name of Employer	of Employer	Address of Employer
Ralph R. Cioffi	Investment Manager	Bear Stearns Asset Management Inc.	Registered investment adviser	383 Madison Avenue, 28th Floor, New York, New York 10179

Barry J. Cohen	Director and Director of Alternative Investments	Bear Stearns Asset Management Inc.	Registered investment adviser	383 Madison Avenue, 28th Floor, New York, New York 10179

John W. Geissinger	Director and Chief	Bear Stearns Asset	Registered	383 Madison Avenue,
	Investment Officer	Management Inc.	investment adviser	28th Floor, New York, New York 10179

Richard A. Marin	Chairman of the Board,	Bear Stearns Asset	Registered	383 Madison Avenue,
	Chief Executive Officer and President	Management Inc.	investment adviser	28th Floor, New York, New York 10179

Rajan Govindan	Director and Chief	Bear Stearns Asset	Registered	383 Madison Avenue,
	Operating Officer	Management Inc.	investment adviser	28th Floor, New York, New York 10179
BSAM’s Officers

	Present Principal		Principal Business
Name	Occupation or Employment	Name of Employer	of Employer	Address of Employer
Richard A. Marin	Chairman of the Board,	Bear Stearns Asset	Registered	383 Madison Avenue,
	Chief Executive Officer and President	Management Inc.	investment adviser	28th Floor, New York, New York 10179

Rajan Govindan	Director and Chief	Bear Stearns Asset	Registered	383 Madison Avenue,
	Operating Officer	Management Inc.	investment adviser	28th Floor, New York, New York 10179

Mary Kay Scucci	Chief Financial Officer	Bear Stearns Asset Management Inc.	Registered investment adviser	383 Madison Avenue, 28th Floor, New York, New York 10179

Laurence Godin	Executive Vice President and General Counsel	Bear Stearns Asset Management Inc.	Registered investment adviser	383 Madison Avenue, 28th Floor, New York, New York 10179

Samuel A. Turvey	Secretary and Chief	Bear Stearns Asset	Registered	383 Madison Avenue,
	Compliance Officer	Management Inc.	investment adviser	28th Floor, New York, New York 10179

	Present Principal		Principal Business
Name	Occupation or Employment	Name of Employer	of Employer	Address of Employer
John W. Geissinger	Director and Chief	Bear Stearns Asset	Registered	383 Madison Avenue,
	Investment Officer	Management Inc.	investment adviser	28th Floor, New York,
New York 10179
Notes:
The business address of each director and officer listed above is 383 Madison Avenue, 28th Floor, New York, New York 10179.
Each director and officer listed above is a U.S. citizen.